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                                                                    EXHIBIT 4.5

                               HOLLY CORPORATION

                   SERIES D SENIOR NOTE DUE DECEMBER 15, 2005

No. RD-1                                                           Dallas, Texas
$6,000,000                                                     November 21, 1995
PPN: 435758 B# 3

         HOLLY CORPORATION (the "Company"), a Delaware corporation, for value received, hereby promises to pay to JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY or registered assigns the principal sum of SIX MILLION DOLLARS ($6,000,000) on December 15, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate set forth in the table below during the periods set forth in the table below:

==================================================================
             PERIOD                              INTEREST RATE
------------------------------------------------------------------
Closing Date through June 14, 1996                 10.160%
------------------------------------------------------------------
June 15, 1996 through June 14, 1997                 9.770%
------------------------------------------------------------------
June 15, 1997 through June 14, 1998                 9.380%
------------------------------------------------------------------
June 15, 1998 through June 14, 1999                 8.990%
------------------------------------------------------------------
June 15, 1999 through December 14, 1999             8.600%
------------------------------------------------------------------
December 15, 1999 through June 14, 2000             8.730%
------------------------------------------------------------------
June 15, 2000 through December 14, 2000             8.275%
------------------------------------------------------------------
December 15, 2000 through June 14, 2001             8.366%
------------------------------------------------------------------
June 15, 2001 through December 14, 2005             7.820%
==================================================================

payable semi-annually on the 15th day of each June and December in each year commencing on the later of June 15, 1996 or the interest payment date next succeeding the date hereof, until the principal amount hereof shall be due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the higher of

         (a)     the sum of

                 (i)      two percent (2%) per annum plus

                 (ii) the rate of interest applicable thereto at the time such additional interest first became payable as set forth in the table above, or

         (b)     the lesser of
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                 (i)      the maximum rate permitted by applicable law, and

                 (ii)     the sum of

                          (A)     two percent (2%) per annum plus

                          (B) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

In no event shall the Company be required to pay any amounts as interest or Make-Whole Amount hereunder in an amount or at a rate exceeding the maximum rate permitted by law.

         Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Series D Notes of the Company issued in an aggregate principal amount limited to $21,000,000 pursuant to separate Note Agreements (collectively, the "Note Agreement"), each dated as of November 15, 1995, between the Company and, respectively, each of the purchasers listed on Annex 1 to the Note Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Agreement. As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required prepayments on account of such Notes in accordance with the provisions of the Note Agreement.

         This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         Under certain circumstances, as specified in the Note Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Agreement.




                                      2
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         THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.


                                           HOLLY CORPORATION


                                           By:      /s/ HENRY A. TEICHHOLZ
                                                    ---------------------------
                                           Name:    Henry A. Teichholz
                                           Title:   Vice President, Treasurer
                                                     and Controller




                                      3
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                         Schedule to Exhibit Number 4.5

         Three other Series D Senior Notes were executed, each substantially identical to Exhibit Number 4.5 except that the Payees and principal amounts of the other Series D Senior Notes were as follows:

                Payee                                       Principal Amount
                -----                                       ----------------
1. John Hancock Mutual Life Insurance Company               $12,000,000.00

2. John Hancock Variable Life Insurance Company             $ 2,000,000.00

3. Pan-American Life Insurance Company                      $ 1,000,000.00

    The Series D Senior Notes did not differ in any other material respect.